Exhibit 3.3
BY-LAWS
OF
MYRIANT TECHNOLOGIES, INC.
(A Delaware Corporation)
ARTICLE I
Stockholders
     Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors and subject to such guidelines and procedures as the Board of Directors may adopt, by means of remote communications, as shall be designated from time to time by the Board of Directors or an officer designated by the Board of Directors.
     Section 2. Annual Meetings. There shall be held an annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting. Such annual meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action take at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.
     Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the President or the Board of Directors. Business transacted at any special meeting of the stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
     Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the US mail or international courier, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.
     Section 5. Voting List. The Officer who has charge of the membership ledger of the Corporation shall prepare, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the addresses of each stockholder and such stockholder’s holdings of capital stock of the Corporation. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.
     Section 6. Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.
     Section 7. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place at which a meeting of the stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any Officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
     Section 8. Voting and Proxies. Each stockholder of record shall be entitled to vote at a meeting of the stockholders, or to express consent or dissent to the action of the Corporation in writing without a meeting, to the extent provided in Section 10 of this Article I. A stockholder may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for it by written proxy executed by the stockholder or its authorized agent and delivered to any officer of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
     Section 9. Voting Power; Action at Meeting. Each share of capital stock shall entitle its holder to cast one vote per share. When a quorum is present at any meeting, the stockholders representing a majority of the total votes which all stockholders are entitled to cast shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation, these By-Laws or any agreement by and among the Corporation and the stockholders.
     Section 10. Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the stockholders having not less than the minimum aggregate votes that would be necessary to authorize or take such action at a meeting at which all stockholders to vote on such action were present and voted. Prompt notice of the taking of an action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
     Section 11. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the Chairman or Secretary presiding at any meeting of stockholders,

shall have power to appoint one or more persons to act as Inspectors of Election at the meeting or any adjournment thereof, but no candidate for the office of Director shall be appointed as an inspector at any meeting for the election of Directors.
     Section 12. Record Date. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date of adoption of a record date for a written consent without a meeting, nor more than sixty (60) days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 13. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at any annual or special meeting of stockholders. Subject to the provisions of the Certificate of Incorporation, nominations of persons for election as Directors may be made only by or at the direction of the Board of Directors, or by any stockholder entitled to vote for the election of Directors at the meeting in compliance with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Chairman of the Board, the President or the Secretary. To be timely, a stockholder’s notice shall be delivered to, mailed or deposited with an international courier and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days before the meeting; provided, however, that if less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed, deposited with an international courier or such public disclosure was made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation that are beneficially owned by such stockholder.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     Section 14. Advance Notice of Business at Annual Meetings. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be brought properly before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be brought properly before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Chairman of the Board, the President or the Secretary. To be timely, a stockholder’s notice must be delivered to, mailed or deposited with an international courier and received at the principal executive offices of the Corporation not less than forty-five (45) days nor more than sixty (60) days before the meeting; provided, however, that if less than sixty (60) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed, deposited with an international courier or such public disclosure was made. A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.
     Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 14, provided, however, that nothing in this Section 14 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure.
     The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Section 15. Chairman of Meetings. The Chairman of the Board or, in his absence, the President or Secretary shall preside as Chairman of a meeting of the stockholders. In the absence of each of the Chairman of the Board, President and Secretary, a majority of the members of the Board of Directors present in person at such meeting may appoint any other person to act as Chairman of the meeting.
     Section 16. Secretary of Meetings. The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders. In the absence of the Secretary, the Chairman of the meeting shall appoint any other person to act as Secretary of the meeting.

ARTICLE II
Board of Directors
     Section 1. General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.
     Section 2. Number of Directors. The number of Directors which shall constitute the whole Board of Directors shall be at least five (5) and no more than nine (9). The number of Directors may be fixed, increased or decreased from time to time by amendment to these By-Laws or the Certificate of Incorporation or by a resolution passed by the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent Director.
     Section 3. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of Directors or otherwise, it shall remain vacant until such time as the holders of the class of stockholders that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class.
     Section 4. The Chairman Of The Board. The Directors shall elect from among the members of the Board a “Chairman of the Board”. The Chairman of the Board shall be deemed an officer of the Corporation and shall have such duties and powers as set forth in these By-Laws or as shall otherwise be conferred upon the Chairman of the Board from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside over all meetings of the Stockholders and of the Board of Directors. The Board of Directors shall by resolution establish a procedure to provide for an acting Chairman of the Board in the event the most recently elected Chairman of the Board is unable to serve or act in that capacity.
     Section 5. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held after the annual meeting of the stockholders and may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed deposited with an international courier promptly, or sent by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.
     Section 6. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President (or, in the event of his absence or disability, by any Executive Vice President) or by the Board of Directors, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Notice of any special meeting of the Board of Directors shall be given to each Director by the Secretary or by the Officer or one of the Directors calling the meeting. Notice shall be duly given to each Director (i) by giving notice to such Director in person, by telephone or by electronic mail at least twenty-four (24) hours in advance of the meeting or (ii) by sending a telegram or telex, or delivering written notice by hand, to his or her last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.
     Section 7. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the Directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such Director so disqualified; provided, however, that in no case shall less than 33 1/3% of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice other than the announcement at the meeting, until a quorum shall be present.
     Section 8. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action unless a different vote is specified by law, the Certificate of Incorporation, these By-Laws or any agreement by and among the Corporation and the stockholders. In the event an equal number of votes are cast for and against any action, in no event shall the Chairman of the Board have the power to cast the deciding vote.
     Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.
     Section 10. Resignation. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.
     Section 11. Committees. Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meetings and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors shall have the power to change the members of any such committee at any time, to fill vacancies therein and to discharge any such committees, either with or without cause, at any time.
     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law of the State of Delaware (“Delaware General Corporation Law”), the Certificate of Incorporation or these By-Laws, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
     A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall keep regular minutes of its meetings and make such reports as the Board of Directors may from time to time request.
     Section 12. Action By Telephonic Communications. Directors or any members of any committee designated by the Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.
     Section 13. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for such Director’s services as such shall be fixed from time to time by resolution of the Board of Directors or any committee thereof. No such payment shall preclude any Director from serving the Corporation or any of its parent entities or its subsidiaries in any other capacity and receiving compensation for such service.
ARTICLE III
Officers
     Section 1. General. The Board of Directors shall elect the Officers of the Corporation, which shall include a Chairman of the Board, a President, a Secretary and such other or additional Officers (including, without limitation, a Treasurer one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

     Section 2. Election; Term of Office. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders. Other Officers may be appointed by the Board of Directors at such meeting or at any other meeting. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, each Officer shall hold his or her office until his or her successor is elected and qualified or until his earlier death, resignation or removal.
     Section 3. Resignation and Removal. Any Officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the President, Secretary or any Director. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any Officer may be removed at any time, with or without cause, by vote of the Board of Directors. Except as the Board of Directors may otherwise determine, no Officer who resigns or is removed shall have any right to compensation as an Officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation
     Section 4. Vacancies. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any office. Each such successor shall hold office for the unexpired term of his or her predecessor and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.
     Section 5. Powers and Duties. Each of the Officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.
     Section 6. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.
     Section 7. President. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, should a Chairman of the Board not be appointed, the President shall preside at all meetings of the stockholders and, if he or she is a Director, at all meetings of the Board of Directors. Unless the Board of Directors has designated a Chairman of the Board or another officer as President, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

     Section 8. Vice Presidents. Any Vice President shall perform the duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President or if there shall be more than one, the Vice Presidents (in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.
     Section 9. Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary of a corporation, including, without limitation, the duty and power to give notices of all meetings of the stockholders and special meetings of the Board of Directors, to attend all meetings of the stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and the addresses as required, and to be custodian of the Corporation’s records.
     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.
     In the absence of the Secretary or any Assistant Secretary at any meeting of the stockholders or the Board of Directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.
     Section 10. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and shall have such powers as are incident to the office of the treasurer of a corporation, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected by the Board of Directors, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.
     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.
     Section 11. Salaries. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or any committee thereof appointed for the purpose.

ARTICLE IV
Capital Stock
     Section 1. Certificates of Stock; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chairman of the Board, the President, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws.
     Section 2. Signatures; Facsimile. All signatures on the certificate referred to in Section 1 of this Article IV of these By-Laws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or printed signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 3. Lost, Stolen Or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
     Section 4. Transfer Of Stock. Subject to any restrictions on transfer contained in the Certificate of Incorporation, these By-Laws or any agreement by and among the Corporation and the stockholders, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the Delaware General Corporation Law. Subject to the provisions of the Certificate of Incorporation, these By-Laws and any agreement by and among the Corporation and the stockholders, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
     Section 5. Registered Stockholders. Prior to surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.
     Section 6. Transfer Agent And Registrar. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.
ARTICLE V
Miscellaneous
     Section 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of incorporation.
     Section 2. Fiscal Year. The fiscal year of the Corporation shall end December 31 unless otherwise determined by the Board of Directors.
     Section 3. Transactions with Interested Parties. No contract or transaction between the Corporation and one or more of the Directors or Officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Directors or Officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract or transaction or solely because the vote of any such Director is counted for such purpose, if:
               (1) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or such committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
               (2) The material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

               (3) The contract or transaction is fair to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders.
     Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
     Section 4. Books and Records. The Corporation shall keep correct and complete books and records and shall also keep minutes of the proceedings of the Board of Directors and committees having any of the authority of the Board of Directors. The books, records and papers of the Corporation shall be subject to inspection by any Director at all times, during reasonable business hours.
     Section 5. Waiver of Notice. Whenever any written notice is required by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
ARTICLE VI

Indemnification
     The Corporation shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as an officer, director, employee or other agent of the Corporation against all expenses and liabilities, including, without limitation, counsel fees, judgments, fines, excise taxes, penalties and settlement payments, reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or proceeding in which he or she may become involved by reason of his or her service in such capacity; provided that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the Corporation; and provided further that any compromise or settlement payment shall be approved by a majority vote of a quorum of directors who are not at that time parties to the proceeding.
     The indemnification provided hereunder shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnification hereunder. The right of indemnification under this Article VI shall be in addition to and not exclusive of all other rights to which any person may be entitled and shall vest upon commencement of service by the indemnified person. This Article VI constitutes a contract between the Corporation and the indemnified officers, directors, employees and agents. No amendment or repeal of the provisions of this Article VI that adversely affects the right of an indemnified person under this Article VI shall apply to such person with respect to those acts or omissions which occurred at any time prior to such amendment or repeal, unless such amendment or repeal was voted by or was made with the written consent of such indemnified person.
ARTICLE VII

Amendment
     Subject to the provisions of the Certificate of Incorporation, these By-Laws may be amended, altered or repealed by resolution adopted by a majority of the Board of Directors present at any special or regular meeting of the Board of Directors at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, or at any regular or special meeting of the stockholders upon the affirmative vote of the holders of two-thirds (2/3) or more of the shares of capital stock of the Corporation outstanding and entitled to vote at any special or regular meeting of stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.